UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2023

SEALED AIR CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12139	65-0654331
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2415 Cascade Pointe Boulevard
Charlotte	North Carolina	28208
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 980-221-3235
Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.10 per share	SEE	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Information.
Tender Offer

On November 8, 2023, Sealed Air Corporation (the “Company”) announced that it commenced a cash tender offer (the “Tender Offer”) for any and all of its outstanding $425 million aggregate principal amount of 5.125% Senior Notes due 2024 (the “2024 Notes”). A copy of the press release, dated November 8, 2023, announcing the commencement of the Tender Offer is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

New Notes Offering

Also, on November 8, 2023, the Company announced that, together with Sealed Air Corporation (US), a Delaware corporation and a wholly owned subsidiary of the Company (together with the Company, the “Issuers”), the Issuers commenced an offering of senior notes due 2031 (the “Notes”). The Notes will be jointly and severally, and irrevocably and unconditionally, guaranteed on a senior unsecured basis by each of the Company’s existing and future wholly owned domestic subsidiaries that guarantee its senior secured credit facilities, subject to release under certain circumstances, although, for purposes of this offering, Sealed Air Corporation (US) is a co-issuer and not a guarantor.

The Issuers intend to use the net proceeds from the offering of the Notes, (i) to repurchase any or all of the Company’s outstanding 2024 Notes pursuant to the Tender Offer commenced by the Company today and to pay related premiums, fees and expenses in connection therewith, and (ii) to the extent of any remaining proceeds after giving effect to the foregoing transaction, for general corporate purposes. The Tender Offer is conditioned upon, among other things, the completion of the offering of the Notes; however, the closing of the offering of the Notes is not conditioned on the consummation of the Tender Offer. If the Company purchases less than the full aggregate principal amount of the outstanding 2024 Notes, the Company intends to satisfy and discharge any remaining 2024 Notes in accordance with the terms of the indenture governing the 2024 Notes. A copy of the press release, dated November 8, 2023, announcing the offering of the Notes, is attached as Exhibit 99.2 hereto and is incorporated herein by reference.

The Notes and related guarantees will be offered only to qualified institutional buyers under Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”) and to non-U.S. persons in transactions outside the United States under Regulation S of the Securities Act. The Notes have not been registered under the Securities Act, and, unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws. This announcement shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Notes, in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
99.1	Press release, dated November 8, 2023 announcing the commencement of the Tender Offer.
99.2	Press release, dated November 8, 2023, announcing the offering of the Notes.
104	Cover Page Interactive Data File--the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SEALED AIR CORPORATION

	By:	/s/ Dustin J. Semach
	Name:	Dustin J. Semach
	Title:	Interim Co-President and Co-Chief Executive Officer, and Chief Financial Officer
Dated: November 8, 2023